Exhibit 99.1

EVgo Closes $1.25 Billion Guaranteed Loan Facility from U.S. Department of Energy

•     Loan guarantee to support nationwide deployment of approximately 7,500 high-power fast charging stalls

•     EVgo to host investor conference call at 5 p.m. ET today

LOS ANGELES – December 12, 2024 – EVgo Inc. (NASDAQ: EVGO) (“EVgo” or the “Company”) today announced the closing of its $1.25 billion guaranteed loan facility from the U.S. Department of Energy (“DOE”) Loan Programs Office (“LPO”) under its Title 17 Clean Energy Financing Program to support EVgo’s forthcoming efforts to build convenient, reliable public charging infrastructure for electric vehicles (EVs) with the construction of 7,500 new fast charging stalls nationwide. This buildout will bring EVgo’s total owned and operated network to at least 10,000 fast charging stalls, allowing the Company to more than triple its network footprint by 2029.

“As one of the nation’s leading public fast charging providers, we are well-positioned to deploy the infrastructure needed to support both current and future domestic investments in transportation electrification,” said EVgo CEO, Badar Khan. “This public-private partnership will help us continue to scale our operations to serve the influx of vehicle options that will be available to American consumers in the coming years.”

Building high-power public charging at scale bolsters range confidence for Americans as they consider the choice to drive an EV. Expanding fast charging infrastructure not only contributes to job creation and local economic benefits, but it is also critical to protecting the investments made by the automotive industry, which is expected to release over 30 new affordable EV models by the end of 20251, in addition to the more than 70 vehicle models already available to American consumers today2. EVs now account for roughly 9% of new vehicle sales3 and increasing consumer confidence in the availability of public charging is key to the success of these investments.

EVgo estimates this project buildout will create more than 1,000 jobs in the U.S., over 700 of which will be contracted resources engaged by the Company encompassing roles in construction, engineering, development, and operations and maintenance.

Terms of the $1.25 Billion Guaranteed Loan Facility

Total Guaranteed Loan Facility Amount	•	$1.25 billion o Principal: $1.05 billion o Capitalized interest: Up to $193 million
Interest Rate	•	Interest rates fixed from the date of each quarterly advance for the term of the loan at the applicable long-dated U.S. Treasury rate with a risk-based charge and liquidity margin of approximately 1.2%
Collateral	•	EVgo has contributed 1,594 charging stalls from its existing public network to the project as project collateral

1 Source: JD Power’s Future Vehicle Calendar (April 2024)

2 Source: EV Volumes, 2024 US EV sales

3 https://www.coxautoinc.com/market-insights/q3-2024-ev-sales/

Equity Contribution	•	Project cashflows are expected to provide the additional cash equity from EVgo over the course of the loan
Tenor	•	17 years from date of first drawdown
Deployment Schedule	•	5-year deployment period starting 2025, ramping to approximately 7,500 fast charging stalls
Principal & Interest Grace Period	• •	Scheduled principal repayments do not begin until after end of deployment period Interest during the deployment period is capitalized, instead of being paid in cash
Loan Structure	•	Limited recourse project financing, secured by project assets
First Drawdown	•	Subject to satisfaction of all conditions precedent, the first drawdown of approximately $75 million is expected in January 2025
Additional Key Terms	•	Customary covenants and events of defaults for a limited recourse project finance loan facility
	•	Customary conditions precedent to advances for a limited recourse project finance loan facility

The closing of this DOE guaranteed loan facility follows receipt of a conditional commitment on October 3, 2024, and marks the conclusion of a thorough 18-month process.

Innovative Charging Solutions

Through the EVgo Innovation Lab, the Company is fostering American innovation to advance the broader transportation electrification ecosystem, including its extensive interoperability testing and ongoing technical collaboration with leading automakers and technology partners to support a superior customer experience for drivers.

This technical innovation extends to the joint development of next-generation charging architecture, for which EVgo will soon secure domestic intellectual property rights. This architecture will leverage EVgo’s learnings from serving over a million customers nationwide to provide EVgo with more control over the full customer experience, streamlining the charging process while driving energy efficiency and cost savings. The Company plans to deploy this new architecture beginning in the second half of 2026.

For more information about the EVgo network, visit www.evgo.com.

Conference Call Information

A live audio webcast and conference call for EVgo’s DOE Loan Facility will be held today at 5 p.m. ET / 2 p.m. PT. The webcast will be available at investors.evgo.com, and the dial-in information for those wishing to access via phone is:

Toll Free: (800) 715-9871 (for U.S. callers)
Toll/International: (646) 307-1963 (for callers outside the U.S.)

Conference ID: 9312273

This press release, along with other investor materials that will be used or referred to during the webcast and conference call, including a slide presentation will also be available on that site.

Transaction Advisors

Goldman Sachs acted as the financial advisor to EVgo.

About EVgo

EVgo (Nasdaq: EVGO) is one of the nation’s leading public fast charging providers. With more than 1,000 fast charging stations across 40 states, EVgo strategically deploys localized and accessible charging infrastructure by partnering with leading businesses across the U.S., including retailers, grocery stores, restaurants, shopping centers, gas stations, rideshare operators, and autonomous vehicle companies. At its dedicated Innovation Lab, EVgo performs extensive interoperability testing and has ongoing technical collaborations with leading automakers and industry partners to advance the EV charging industry and deliver a seamless charging experience.

EVgo Contacts
For Investors:
investors@evgo.com

For Media:
press@evgo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the terms of the DOE loan facility; the anticipated benefits and growth from the DOE loan facility, including project build out plan, use of proceeds, issuance, timing and availability of advances, satisfaction of covenants and the absence of events of default; growth in the demand for EV vehicles and charging infrastructure; the anticipated release of new affordable EV models; [anticipated job creation in the US from the project buildout;] the Company’s ability to scale; the joint development and deployment of the Company’s next-generation charging infrastructure, and the anticipated IP rights, efficiencies, cost savings and launch plans. These statements are based on various assumptions and on the current expectations of EVgo’s management, and are not predictions of actual performance. The Company’s expectations and beliefs regarding these matters may not materialize. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including changes or developments in the broader general market; EVgo’s dependence on the widespread adoption of EVs and growth of the EV and EV charging markets; EVgo's reliance on the DOE loan facility, its ability to fully draw on the DOE loan facility and its ability to comply with the covenants and other terms of the DOE loan facility; competition from existing and new competitors; EVgo’s ability to expand into new service markets, grow its customer base and manage its operations; the risks associated with cyclical demand for EVgo’s services and vulnerability to industry downturns and regional or national downturns; fluctuations in EVgo’s revenue and operating results; EVgo’s ability to satisfy the required conditions, enter into definitive agreements and receive loan funding in connection with, and to realize any anticipated benefits and growth from, the DOE loan facility; unfavorable conditions or disruptions in the capital and credit markets and EVgo’s ability to obtain additional financing on commercially reasonable terms; EVgo’s ability to generate cash, service indebtedness and incur additional indebtedness; any current, pending or future legislation, regulations or policies that could impact EVgo’s business, results of operations and financial condition, including regulations impacting the EV charging market and government programs designed to drive broader adoption of EVs and any reduction, modification or elimination of such programs due to the results of the 2024 Presidential and Congressional elections; EVgo’s ability to adapt its assets and infrastructure to changes in industry and regulatory standards and market demands related to EV charging; impediments to EVgo’s expansion plans, including permitting and utility-related delays; EVgo’s ability to integrate any businesses it acquires; EVgo’s ability to recruit and retain experienced personnel; risks related to legal proceedings or claims, including liability claims; EVgo’s dependence on third parties, including hardware and software vendors and service providers, utilities and permit-granting entities; supply chain disruptions, inflation and other increases in expenses; safety and environmental requirements or regulations that may subject EVgo to unanticipated liabilities or costs; EVgo’s ability to enter into and maintain valuable partnerships with commercial or public-entity property owners, landlords and/or tenants (collectively “Site Hosts”), original equipment manufacturers (“OEMs”), fleet operators and suppliers; EVgo’s ability to maintain, protect and enhance EVgo’s intellectual property; and general economic or political conditions, including the conflicts in Ukraine, Israel and the broader Middle East region, and elevated rates of inflation and associated changes in monetary policy. The forward-looking statements contained in this report are also subject to other risks and uncertainties, including those more fully described herein and in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2023, the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024 and current reports on Form 8-K. The forward-looking statements in this report are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements, except as required by law.